HomeStreet, Inc. Reports First Quarter 2019 Results and Discontinued Operations

Key highlights and developments for the First Quarter 2019 and subsequent:

•
Approved a plan of exit or disposal of our home loan center-based mortgage origination business and related mortgage loan servicing, resulting in a recast of our financial statements to reflect discontinued operations accounting and the elimination of segment reporting

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Entered into an agreement on April 4, 2019 to sell substantially all of our stand-alone home loan centers and to transfer to the buyer a significant portion of the related personnel - expected to be completed in the second quarter of 2019

•	Sold single family mortgage servicing rights ("MSRs") totaling $14.26 billion in unpaid principal balance, representing $176.9 in MSR fair value

•	Approved a $75 million common stock repurchase program

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Completed the acquisition of a retail deposit branch in San Marcos, California, with approximately $74.5 million in deposits, along with $112.1 million of commercial loans and a San Diego County focused commercial lending team

•	Opened two de novo retail branches in San Jose and Santa Clara, California

•	Grew loans held for investment to $5.36 billion, an increase of 5% from December 31, 2018, and 12% from March 31, 2018

•	Increased deposits to $5.18 billion, an increase of 6% from December 31, 2018, and 8% from March 31, 2018

•	Increased noninterest bearing deposits to $683.8 million, an increase of 12% from December 31, 2018, and 15% from March 31, 2018

SEATTLE –April 30, 2019 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq:HMST) (including its consolidated subsidiaries, the “Company” or “HomeStreet”), the parent company of HomeStreet Bank, today announced that after giving effect to the adoption of a plan of exit or disposal with respect to the stand alone home loan center based mortgage origination and related servicing businesses, the Company had a net loss of $1.7 million, or $0.06 loss per diluted share for the first quarter of 2019 compared with net income of $15.2 million, or $0.56 per diluted share for the fourth quarter of 2018 and net income of $5.9 million or $0.22 per diluted share for the first quarter of 2018. Core net income(1) of $8.1 million, or $0.30 per diluted share for the first quarter of 2019, compared with core net income(1) of $9.7 million, or $0.36 per diluted share for the fourth quarter of 2018 and core net income(1) of $5.6 million, or $0.21 per diluted share for the first quarter of 2018. Net income (loss) and core net income (loss) include both continuing and discontinued operations.
Included in net income was $9.6 million of loss on exit or disposal and restructuring-related expenses, net of tax, associated with costs related to the plan of exit or disposal and an agreement to sell substantially all of the assets related to the Bank’s home loan center-based single family mortgage origination and servicing business and a related reduction in personnel. Of the estimated range of total loss on disposal and restructuring costs of approximately $19.5 million to $24.2 million reported in our press release dated April 4, 2019, we recognized $12.9 million in the first quarter of 2019. These costs include severance and benefit related expenses of $1.1 million; facilities, information technology and related expenses of $10.7 million; and $1.1 million of other expenses.
Net income from continuing operations for the first quarter of 2019 was $5.1 million or $0.19 per diluted share, compared with $12.5 million, or $0.46 per diluted share for the fourth quarter of 2018 and net income from continuing operations of $1.8 million or $0.06 per diluted share for the first quarter of 2018.
As a result of the Board of Director's approval of the plan of exit or disposal, the revenues and certain expenses of the mortgage banking businesses historically reported in our former Mortgage Banking segment have been reclassified and are now reported as discontinued operations. In accordance with generally accepted accounting principles, expenses reported in discontinued operations include only direct operating expenses incurred by the discontinued businesses that are identifiable as costs of the businesses sold, but only to the extent that we do not expect to continue to recognize such classes of expenses after the close of the transactions. Certain indirect costs, such as those related to corporate overhead and shared service functions that were previously allocated to the discontinued former Mortgage Banking segment and other expenses that do not meet the foregoing criteria are now reported in continuing operations.
“During the past several months we have made significant progress toward achieving our long-term strategic goals,” said Mark K. Mason, HomeStreet's Chairman of the Board, President, and Chief Executive Officer. “We are executing a series of transactions that, when completed, will redefine our business. We executed an agreement to sell substantially all of our home loan centers and we sold $14.26 billion unpaid principal balance of related single family mortgage servicing rights. Negotiating and concurrently executing these transactions has been challenging, and I wish to thank our staff, partners, and advisors for their hard work.
“Our exit of the home loan center-based mortgage origination and related mortgage servicing business will significantly reduce the size and scope of HomeStreet’s single family mortgage banking business and substantially mitigate the impact of this cyclical and volatile earnings stream. Our remaining single family mortgage origination and servicing business will be much smaller, integrated with our regional commercial and consumer banking business, and will be reported within continuing operations. Going forward, originations will be sourced through our bank locations, online, and affinity relationships. We thank those employees who are part of these transactions for their tireless efforts and contributions to our success.
“Under generally accepted accounting principles, we are unable to recognize in the results of Discontinued Operations all of the corporate overhead and support costs such as information technology, human resources, legal and accounting that we incurred to support these businesses and previously reported in the results of operations of our former Mortgage Banking segment. These "Stranded Costs" are identified in the financial tables in this release and totaled $8.3 million during the first quarter of 2019. As part of our plan of exit or disposal of our home loan center based mortgage origination and servicing business, we have already identified approximately 45% to 50% of these Stranded Costs for reduction, the majority of which will occur during the second quarter of 2019. Included in these initial reductions are approximately 100 employees in corporate overhead positions whose positions will be eliminated prior to year-end 2019 and we provided notice to those affected employees earlier this month. In addition to these initial reductions, we have initiated a corporate wide efficiency improvement project to go beyond the current restructuring plan to improve the operating efficiency of the entire Company through further cost reductions and revenue growth. As part of this initiative, we have engaged the services of highly regarded consultants who have successfully helped many west coast banks improve their operating efficiency.
“These transactions, particularly the sale of mortgage servicing rights, have provided substantial regulatory capital relief supporting a share repurchase program for up to $75 million of our common stock. This share repurchase program underscores our confidence in HomeStreet’s future performance and long-term value creation for our shareholders. Once these transactions are complete and their total financial impact are known, the Board of Directors will consider potential uses of any remaining excess capital, which may include additional share repurchases, establishing a regular cash dividend or other measures intended to improve long-term shareholder value.”

(1) For notes on non-GAAP financial measures see the end of this press release.

Conference Call
HomeStreet, Inc., the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, April 30, 2019 at 3:00 p.m. EDT. Mark K. Mason, President and CEO, and Mark R. Ruh, Executive Vice President and Chief Financial Officer, will discuss first quarter 2019 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10129750 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada and 1-412-317-1075 internationally) shortly before 3:00 p.m. EDT.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10129750.

The information to be discussed in the conference call will be posted on the Company's web site shortly before the market opens on Tuesday, April 30, 2019.
About HomeStreet
Now in its 98th year, HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington and is the holding company for HomeStreet Bank, a state-chartered, FDIC-insured commercial bank. HomeStreet offers consumer, commercial and private banking services, investment and insurance products, and originates residential and commercial mortgages and construction loans for borrowers located in the Western United States and Hawaii. Certain information about our business can be found on our investor relations web site located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and an Equal Housing Lender.

Contact:	Investor Relations:
HomeStreet, Inc.
Gerhard Erdelji (206) 515-4039
Gerhard.Erdelji@HomeStreet.com
http://ir.homestreet.com
Forward-Looking Statements

This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial condition and likelihood of success, as well as plans and expectations for future actions and events. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about our expectations about future performance and financial condition, long term value creation, reduction in volatility, reliability of earnings, the nature and magnitude of expected charges related to our plan of exit for our home loan center-based mortgage operations and expectations regarding the sale of assets related to the home loan based mortgage business (the "Asset Sale") and transfer of the mortgage servicing rights sold on March 29, 2019 (the "MSR sales"). When used in this press release, the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will" and "would" and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond management's control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Among other things, we face limitations and risks associated with recent restructuring activities, the ongoing need to anticipate and address similar issues affecting our business, and challenges to our ability to efficiently expand our banking operations, meet our growth targets, maintain our competitive position and generate positive net income and cash flow. These limitations and risks include the risk that conditions to the completion of the proposed Asset Sale not being satisfied on the timeline we have anticipated or at all; the risk that we may be delayed or prevented from transferring the mortgage servicing rights sold in the MSR Sales on the timeline we expect or at all, any difficulties associated with requests or directions from governmental authorities resulting from their review of the Asset Sale; unexpected costs, charges or expenses relating to or resulting from the Asset Sale and the MSR Sales; the possibility that we may not complete the Asset Sale; changes in general political and economic conditions that impact our markets and our business; actions by the Federal Reserve Board and financial market conditions that affect monetary and fiscal policy; regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, including new or changing interpretations of existing statutes or regulations and restrictions, fines or penalties that could be imposed by our regulators on certain aspects of our operations or on our growth initiatives and acquisition activities; our ability to maintain electronic and physical security of our customer data and our information systems; our ability to maintain compliance with current and evolving laws and regulations; our ability to attract and retain key personnel; the uncertainty and potentially destabilizing impact on our employees and customers from the recent activity of shareholder activists; employee litigation risk arising from current or past operations including but not limited to various restructuring activities undertaken by the Bank in recent years;
our ability to make accurate estimates of the value of our non-cash assets and liabilities; our ability to operate our business efficiently in a time of lower revenues and increases in the competition in our industry and across our markets; and the extent of our success in resolving problem assets. The results of our restructuring activities and cost efficiency measures may fall short of our financial and operational expectations. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards; decreases in interest rates; increase in competition for loans; unfavorable changes in general economic conditions, including housing prices and the job market; the impact of natural disasters on housing availability; the ability of our customers to meet their debt obligations; consumer confidence and spending habits either nationally or in the regional and local market areas in which we do business; and recent and future legislative or regulatory actions or reform that affect us directly or our business or the banking or mortgage industries more generally. A discussion of the factors that may pose a risk to the achievement of our business goals and our operational and financial objectives is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which we update from time to time in our filings with the Securities and Exchange Commission. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

The information contained herein is unaudited, although certain information related to the year ended December 31, 2018 has been derived from our audited financial statements for the year then ended as included in our 2018 Form 10-K. All financial data, for the year end December 31, 2018 should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2018 and the notes to such consolidated financial statements of HomeStreet, Inc. and subsidiaries as of and for the fiscal year ended December 31, 2018, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we have disclosed the following non-GAAP financial measures: core net income; core diluted income per common share; core efficiency ratios; net income (loss), excluding income tax reform-related items, and acquisition-related items, loss on exit and disposal and restructuring related items, net of tax and adjusted noninterest expense from continuing operations. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We have disclosed the following non-GAAP financial measures: core net income; core diluted income per common share and noninterest expense, excluding income tax reform-related items, restructuring-related items, net of tax, and acquisition-related items, net of tax; net income, excluding income tax reform-related items, and acquisition-related items and restructuring-related items, net of tax. We have also disclosed adjusted noninterest expense from continuing operations which excludes Stranded Costs and presented core efficiency ratios, which eliminate costs incurred in connection with acquisitions and the impact of restructuring related recoveries or expenses. We refer to all of the above non-GAAP financial measurements as "Core" or "Adjusted" measurements. We have also presented return on average shareholders' equity, return on average tangible shareholders' equity, and return on average assets, in each case excluding income tax reform-related items, restructuring related items and acquisition-related items, net of tax. We believe all of these non-GAAP measures are useful to investors who are seeking to exclude the Tax Reform Act related tax benefit, the after-tax impact of restructuring charges and the after-tax impact of acquisition-related expenses, which we recorded in connection with our acquisition of one retail deposit branch in Southern California on September 15, 2017 and one retail branch in San Diego County in March 2019. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our results of core operations by excluding certain loss on exit or disposal and restructuring-related expenses, as well as acquisition-related revenues and expenses, the impact of the Tax Reform Act tax benefit and in some cases Stranded Costs that may not be indicative of our expected recurring results of operations.

Similarly, we have provided information about our balance sheet items, including total loans, total deposits and total assets, adjusted in each case to eliminate acquisition-related impacts.

We also have disclosed tangible shareholders' equity, tangible book value per share of common stock, average tangible shareholders' equity and return on average tangible shareholders' equity which are non-GAAP financial measures.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are available to institutional investors and analysts to help them assess the strength of our business on a normalized basis.

Below we present a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP measure.

	Quarter Ended
(in thousands)	Mar. 31, 2019	Mar. 31, 2018

Consolidated results:
Net income	$(1,715)	$5,866
Impact of income tax reform-related benefit	—	—
Impact of loss on disposal and restructuring-related expenses (recoveries), net of tax	9,564	(230)
Impact of acquisition-related expenses (recoveries), net of tax	290	(39)
Core net income	$8,139	$5,597

Diluted earnings per common share	$(0.06)	$0.22
Impact of loss on disposal and restructuring-related expenses (recoveries), net of tax	0.35	(0.01)
Impact of acquisition-related expenses (recoveries), net of tax	0.01	—
Core diluted earnings per common share	$0.30	$0.21